THIRD AMENDMENT TO LOAN AGREEMENT


         THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") executed as of June 29, 1998 is among ROCK BOTTOM RESTAURANTS, INC, a Delaware corporation ("Borrower"), the LENDERS (as such term is defined in the Loan Agreement described below) and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders ("Agent").

                                    RECITALS

         A. Borrower, the Lenders and the Agent are parties to a Loan Agreement, dated as of July 2, 1996, and amended by an Amendment to Loan Agreement dated February 24, 1997 and a Second Amendment to Loan Agreement dated July 28, 1997 (as amended, and as it may hereafter be amended, restated or supplemented from time to time, the "Loan Agreement"), providing for a revolving line of credit Loan from the Lenders to the Borrower in the amended maximum amount of $40,000,000. Capitalized terms that are used but not defined herein have the meanings set forth in the Loan Agreement.

         B. Borrower has requested and the Lenders have agreed to (i) modify the Total Liabilities to Tangible Net Worth covenant; (ii) modify the definition and method of calculation of Fixed Charges to exclude principal payable by the Borrower in connection with the Loan on the Maturity Date; (iii) modify the capital expenditures limit set forth in Section 7.4 of the Loan Agreement and exclude from such calculation certain sale leaseback transactions; (iv) exclude certain capital leases from the calculation of permitted Indebtedness under
Section 7.1(e) of the Loan Agreement; and (v) consent to the sale by Borrower of a facility in Fresno, California.

         C. The parties desire to enter into this Amendment to reflect the changes described above.

                                    AGREEMENT

         IN   CONSIDERATION  of  the  foregoing  and  other  good  and  valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the Lenders and the Agent agree as follows:

1.       Amendments to Loan Agreement.

     a. The definition of "Fixed Charges" in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows and the following definitions of "Qualified Sale Leaseback" and "Sale Leaseback Credit" are added to Section 1.1 of the Loan Agreement in appropriate alphabetical order:



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                  "Fixed  Charges"  means the  following  for  Borrower  and its
         Subsidiaries,  calculated on a  Consolidated  basis in accordance  with
         GAAP: interest expense; plus long-term contractual debt (including capital leases) principal payments required to be made in accordance with the terms of the instruments governing such debt (excluding the principal repayment required to be made by Borrower in connection with the Loan on the Maturity Date pursuant to Section 2.1(f) hereof); plus all required payments under all operating leases.

                  "Sale Leaseback Credit" means with respect to each Qualified Sale Leaseback the lesser of (a) the net proceeds (gross proceeds minus closing and transaction costs) received by Borrower from the purchaser in connection with such Qualified Sale Leaseback or (b) the capital expenditures incurred by Borrower in connection with the acquisition of the land and construction of the improvements to which such Qualified Sale Leaseback relates.

                  "Qualified Sale Leaseback" means any transaction in which Borrower acquires the land and constructs a restaurant, brew pub or similar facility and sells the land and facility to a third party and immediately leases such land and facility back from the third party for a minimum lease term of ten years.

     b. Section 6.11(b) and (c) of the Loan Agreement (Financial Covenants) are hereby amended and restated in their entirety to read as follows:

                  (b) Fixed Charge Coverage Ratio. Borrower shall maintain a Fixed Charge Coverage Ratio (determined on a Consolidated basis) of not less than 2.25 to 1 for the period in which the applicable Fiscal Quarter ends, calculated at the end of each Fiscal Quarter and based (except as set forth in the following sentence) on such Fiscal Quarter and the three immediately preceding Fiscal Quarters. In determining Fixed Charges for purposes of calculation of the Fixed Charge Coverage Ratio, "long-term contractual debt (including capital leases) principal payments required to be made in accordance with the terms of the instruments governing such debt (excluding the principal repayment required to be made by Borrower in connection with the Loan on the Maturity Date pursuant to Section 2.1(f) hereof) plus all required payments under operating leases" shall be based on the payments required to be made in the four Fiscal Quarters immediately succeeding the Fiscal Quarter during which the Fixed Charge Coverage Ratio is being determined. All other aspects of the Fixed Charge Coverage Ratio (including interest expense and Operating Cash Flow) shall be based on such Fiscal Quarter and the three immediately preceding Fiscal Quarters.

                  (c) Total Liabilities to Tangible Net Worth. The ratio of Borrower's Total Liabilities to Tangible Net Worth calculated at the end of each Fiscal Quarter shall not exceed 1 to 1 at any time during the term of the Loan.

     c. Section 7.1(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  (e) Indebtedness (including all capital leases, except for capital leases entered into by Borrower as part of a Qualified Sale Leaseback transaction) incurred after the date hereof, not exceeding $2,000,000 in the aggregate outstanding at any one time (in addition to (1) the Loan, (2) the trade payables described in (b) above and (3) Indebtedness described in (c) and (d) above;

     d. Section 7.4 of the Loan Agreement (Negative Covenants) is amended and restated in its entirety to read as follows:

                  7.4   Capital   Expenditures.   Make  or  incur  any   capital
         expenditures (as such term is defined in accordance with GAAP), exceeding the aggregate limit of $25,000,000 during any Fiscal Year, beginning with the Fiscal Year ended December 29, 1998. For purposes of calculating Borrower's compliance with this Section 7.4, actual capital expenditures by Borrower during any fiscal year shall be reduced by the Sale Leaseback Credit resulting from each Qualified Sale Leaseback closed and funded during such fiscal year.

                  e. Exhibit D to the Loan Agreement is hereby replaced with Exhibit D attached hereto and Exhibit D attached hereto is substituted in place of Exhibit D to the Loan Agreement as locations where the Collateral is located. Borrower hereby represents, warrants and certifies that (a) each Subsidiary set forth on Exhibit D (as amended by this Amendment) conducts operations only at the locations set forth below such Subsidiary's name on Exhibit D (as amended by this Amendment) and Borrower or such Subsidiary own all of the Collateral located at such location, (b) the Collateral is not located in any location, and neither Borrower nor any Subsidiary conducts any operations in any location other than those listed on Exhibit D of the Loan Agreement (as amended by this Amendment) and (c) Borrower leases and does not own, directly or indirectly, any of the locations described on Exhibit D other than the Fee Properties.

                  f. Exhibit F to the Loan Agreement is hereby replaced with Exhibit F attached hereto and Exhibit F attached hereto is substituted in place of Exhibit F to the Loan Agreement.

2. Sale and Closure of Facilities.

     a. Lenders hereby consent to Borrower entering into a contract to sell and selling the business known as "Rock Bottom Fresno" operated at 706 West Shaw Avenue in Fresno, California; on the condition that (i) such sale occurs on or before December 31, 1998 and (ii) immediately upon the closing of such sale, Borrower repays the Loan in an amount equal to the greater of (A) $1,500,000 or
(B) the net sale proceeds from the sale of such operation. Lenders authorize Agent to execute UCC-3 releases releasing the lien on inventory, equipment and related collateral used in connection with such operation.

     b. In the event that Borrower elects to close its business operation known as "Rock Bottom Salem" located in Salem, Oregon, Lenders hereby consent to the closure of such operation.

     c. Lenders hereby consent to the closure of Borrower's "Rock Bottom Restaurant" operations in Houston, Texas, and Overland Park, Kansas, and Borrower's "Old Chicago" operations in Evergreen, Colorado, and Gladstone, Missouri.

3. Conditions Precedent. All of Lenders' obligations under this Amendment are conditioned upon and subject to satisfaction of all of the following conditions precedent in a manner acceptable to Agent:

     a. Borrower shall pay to Agent, as agent for Lenders, a restructure fee in the amount of $40,000. Such restructure fee shall be distributed between the Lenders in the following manner: Norwest: $20,000, First Security: $5,000, U.S.
Bank: $5,000, SunTrust: $5,000, and UMB: $5,000;

     b. Borrower or the Subsidiaries, as the case may be, shall have executed and delivered this Amendment, and any other documents, instruments or agreements as may be required by Agent, to give effect to the amendments effected by this Amendment, including without limitation any additional Uniform Commercial Code financing statements required by Agent;

     c. Borrower shall pay all Loan Expenses incurred by the Agent in connection with the transactions contemplated by this Amendment;

     d. Borrower shall provide to Agent an opinion of counsel to Borrower acceptable in form and substance to Agent;

     e. As of the date of this Amendment, there was and is no Event of Default or Unmatured Event of Default, other than the Events of Default arising out of
(i) Borrower's failure to comply with the Total Liabilities to Tangible Net Worth ratio, as set forth in Section 6.11(c) of the Loan Agreement for the period ended March 28, 1998, (ii) Borrower's failure to comply with the limitation on Indebtedness in Section 7.1 of the Loan Agreement and (iii) Borrower's dissolution of Rock Bottom Kansas, LLC, which may be in violation of
Section 8.12 of the Loan Agreement (the foregoing are hereinafter collectively referred to as the "Existing Defaults"); and

     f. The representations and warranties set forth in Paragraph 5 below shall be true and correct in all respects.

4. Further Assurances. Borrower shall execute all documents and instruments and take all actions or cause any other party to execute all documents and instruments and take all actions as the Agent may reasonably require to effect the transactions contemplated by this Amendment.

5. Representations and Warranties.

     a. Borrower hereby represents and warrants to the Lenders that as of the date of this Amendment (taking into consideration the transactions contemplated by this Amendment), all of Borrower's representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects, and no Event of Default or Unmatured Event of Default has occurred under any Loan Document (as amended concurrent herewith), other than the Existing Defaults.

     b. Without limiting the generality of the foregoing, Borrower represents and warrants to the Lenders that the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrower, that each person executing this Amendment on behalf of Borrower is duly authorized to do so, and that this Amendment constitutes the legal, valid, binding and enforceable obligation of Borrower (subject to the same limitations of enforceability as set forth in the Loan Agreement).

     c. In addition, without limiting the generality of the foregoing, Borrower represents and warrants to Lender that Borrower has not created or formed any new Subsidiaries since July 28, 1997.

     d. Borrower represents and warrants that Indebtedness (for purposes of Section 7.1(e) of the Loan Agreement) outstanding at any one time has not at any time exceeded $4,500,000.

6. Old Chicago Franchising, Inc. Borrower represents and warrants that Old Chicago Franchising, Inc. ("Franchising") does not conduct any operations as of the date hereof and does not own any assets as of the date hereof. Borrower covenants and agrees that at least 30 days prior to Franchising commencing any operations or acquiring any assets that Borrower will notify Agent and will grant Agent, as agent for Lenders, a lien on all assets of Franchinsing and a pledge of 100 percent of the stock of Franchising; subject in each case to no other liens or encumbrances and all in accordance with the terms of the Loan Documents. The representations, warranties and covenants set forth in this Paragraph 6 are incorporated into and made a part of the Loan Agreement.

7. Loan Documents.

     a. The Lenders, the Agent, and the Borrower agree that all of the Loan Documents shall be amended to reflect the amendments set forth herein.

     b. All references in any document to the Loan Agreement hereafter refer to the Loan Agreement as amended pursuant to this Amendment.

     c. All references in the Loan Agreement to the Loan Documents, or any particular Loan Document, hereby refer to such Loan Documents as amended pursuant to the amendments executed concurrent herewith.

8. Continuation of the Loan Agreement Except as specified in this Amendment, the provisions of the Loan Agreement remain in full force and effect, and if there is a conflict between the terms of this Amendment and those of the Loan Agreement, the terms of this Amendment control.

9. Miscellaneous.

     a. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

     b. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     c. This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

     d. Time is of the essence hereof with respect to the dates, terms and conditions of this Amendment and the documents to be delivered pursuant hereto.

     e. This Amendment constitutes the entire agreement between Borrower, the Agent, and the Lenders concerning the subject matter of this Amendment. This Amendment may not be amended or modified orally, but only by a written agreement executed by Borrower, the Agent and the Lenders and designated as an amendment or modification of the Loan Agreement.

     f. If any provision of this Amendment is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Amendment shall not be impaired thereby.

     g. The section headings herein are for convenience only and shall not affect the construction hereof.

     h. By execution of this Amendment, Lenders hereby waive the Existing Defaults. Execution of this Amendment is not intended to and shall not constitute a waiver by the Lenders of any other Event of Default or Unmatured Event of Default.

         EXECUTED as of the date first set forth above.

                              LENDERS:

                              NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association



                              By:
                                 --------------------------
                                 Karen I. Hardy
                                 Vice President

                              FIRST SECURITY BANK, N.A., a
                              national banking association
                              (f/k/a First Security Bank of Idaho, N.A.)



                              By:
                                 --------------------------
                                 Mary Monroe
                                 Vice President


                               U.S. BANK NATIONAL ASSOCIATION
                               (f/k/a U.S. Bank of Idaho)



                               By:
                                  -------------------------
                                  James Henken
                                  Vice President


                               SUNTRUST BANK, CENTRAL FLORIDA, N.A.



                               By:
                                  -------------------------
                                  Richard Doucet, Jr.
                                  Vice President


                               UMB BANK, N.A.



                               By:
                                  --------------------------
                                  Terry Dierks
                                  Senior Vice President


                               AGENT:

                               NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association


                                By:
                                   --------------------------
                                   Karen I. Hardy
                                   Vice President

                                BORROWER:

                                ROCK BOTTOM RESTAURANTS, INC., a
                                Delaware corporation


                                 By:
                                    -------------------------
                                    William S. Hoppe
                                    Executive Vice President and
                                    Chief Financial Officer